UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-6671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the information disclosed under Item 5.02 of the Current Report on Form 8-K filed on March 12, 2024 (the “Original Form 8-K”) by Cencora, Inc. (the “Company”), which disclosed (i) that Steven H. Collis will retire from the role of Chief Executive Officer (“CEO”) effective October 1, 2024 (the “Effective Date”) and become Executive Chairman of the Board of Directors of the Company (the “Board”) as of such date and (ii) the appointment of Robert P. Mauch as the Company’s President and CEO, as of the Effective Date, at which time Mr. Mauch will also join the Board. The sole purpose of this Amendment is to provide Messrs. Collis and Mauch’s compensation arrangements in connection with their new positions as of the Effective Date.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with  Robert P. Mauch

On March 12, 2024, the Company and Mr. Mauch entered into an amended and restated employment agreement (the “Mauch Employment Agreement”), effective as of the Effective Date. Pursuant to the terms of the Mauch Employment Agreement: Mr. Mauch will be (i) paid an annual base salary of $1,350,000 and (ii) eligible for the same long-term and short-term incentive arrangements as provided for other executive officers of the Company, as described in the “Compensation Discussion and Analysis” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2024 (the “2024 Proxy Statement”). The Mauch Employment Agreement also provides for benefits and perquisites consistent with those described in the 2024 Proxy Statement for the Company’s CEO.

The Mauch Employment Agreement also provides for severance arrangements consistent with those provided to the Company’s CEO, as described under “Potential Payments Upon Termination of Employment or Change in Control” of the 2024 Proxy Statement.

Employment Agreement with  Steven H. Collis

On March 12, 2024, the Company and Mr. Collis entered into an employment, transition, and release agreement (the “Collis Employment Agreement”), effective as of March 12, 2024. Pursuant to the Collis Employment Agreement, Mr. Collis will continue to serve as Chairman, President and CEO of the Company until September 30, 2024 (the “Transition Period”). For a period of one year from the Effective Date, Mr. Collis will serve as Executive Chairman of the Board (the “Executive Chairman Period”).

During the Transition Period, Mr. Collis will continue to receive his current base salary and incentive arrangements as described in the “Compensation Discussion and Analysis” and “Employment Agreements” sections of the 2024 Proxy Statement. For the Executive Chairman Period, Mr. Collis will be (i) paid a base salary of $1,000,000 and (ii) eligible for the same long-term and short-term incentive arrangements as provided for other executive officers of the Company. Mr. Collis’s benefit arrangements otherwise will remain generally aligned with his current arrangement.

Each of the Mauch Employment Agreement and the Collis Employment Agreement provide for certain restrictive covenants upon a termination of employment for any reason, including a noncompete and nonsolicitation of Company employees, confidentiality and non-disparagement covenants.

The foregoing summaries of the Mauch Employment Agreement and the Collis Employment Agreement are qualified in their entirety by reference to the full text of each such agreement, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K/A and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of March 12, 2024, between the Company and Robert P. Mauch.
10.2	Employment, Transition, and Release Agreement, dated as of March 12, 2024, between the Company and Steven H. Collis.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

March 15, 2024	By:	/s/ Elizabeth S. Campbell
Name: Elizabeth S. Campbell
Title: Executive Vice President and Chief Legal Officer